Exhibit 32

American Capital Mortgage Investment Corp.
Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

We, Malon Wilkus, Chief Executive Officer and Chair of the Board, and John R. Erickson, Chief Financial Officer and Executive Vice President of American Capital Mortgage Investment Corp. (the “Company”), certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that:

1.
The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2015 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 24, 2016	By:	/s/ MALON WILKUS
Malon Wilkus Chief Executive Officer and Chair of the Board (Principal Executive Officer)

Date:	February 24, 2016	By:	/s/ JOHN R. ERICKSON
John R. Erickson Chief Financial Officer and Executive Vice President (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.